Exhibit 1

[LETTERHEAD OF FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS]

December 21, 2004

FEDERAL EXPRESS

Sizeler Property Investors, Inc.
2542 Williams Boulevard
Kenner, Louisiana 70062
Attention:	Sidney W. Lassen
Chairman of the Board

Re:  Notice of Intention to Present Nominations

Dear Mr. Lassen:

First Union Real Estate Equity and Mortgage Investments, an Ohio trust (the “Proponent”), is a stockholder of record of Sizeler Property Investors, Inc. (the “Company”).  The Proponent hereby notifies the Company, in accordance with Article II, Section 11, of the Company’s by-laws (the “by-laws”), of its intention to nominate in person at the Company’s 2005 annual meeting of stockholders (the “2005 Annual Meeting”) the following persons for election to the Company’s Board of Directors (the “Board”):

Michael L. Ashner

Peter Braverman

Steven Zalkind

Such nominations are being made on behalf of the Proponent.  Please note that (i) Mr. Ashner and Mr. Braverman are currently employees of Winthrop Financial Associates, A Limited Partnership, directors and officers of the Proponent, officers of The Newkirk Master Limited Partnership and officers of Exeter Capital Corporation, and (ii) Mr. Ashner , Mr. Braverman and Mr. Zalkind formerly served as directors of Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne Properties III, Inc., entities in which Mr. Ashner was the Chief Executive Officer and Mr. Braverman was the Executive Vice President.

The information required to be set forth with respect to the Nominees and the Proponent pursuant to Article II, Section 11 of the by-laws is set forth on Exhibit A hereto.

Also enclosed are the consents of the Nominees to serve as directors of the Company if elected.

The Proponent intends to appear in person or by proxy at the 2005 Annual Meeting to nominate the persons named in this notice.

The Proponent requests written notice as soon as practicable of any alleged defect in this Notice of Intention to Present Nominations and reserves the right, following receipt of any such notice, to either challenge, or attempt as soon as practicable to cure, such alleged defect.

The Proponent agrees to furnish such other information with respect to the Nominees as may reasonably be required by the Company to determine the eligibility of any such Nominee to serve as a director of the Company.

Please direct any questions regarding the information contained in this Notice of Intention to Present Nominations to Michael L. Ashner, c/o First Union Real Estate Equity and Mortgage Investments, Two Jericho Plaza, Wing A, Suite 111, (516) 822-0022 (phone), (516) 433-2777 (facsimile).

Please sign and return the enclosed copy of this letter to acknowledge its receipt and that this letter, without any additional actions or information, is sufficient to comply with the board nomination requirements of the Company, including without limitation the requirements of the by-laws and applicable court orders.

Very truly yours,

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

		By:	/s/	Michael L. Ashner
Michael L. Ashner
Chief Executive Officer

cc:	The Board of Directors of
Sizeler Property Investors, Inc.

AGREED AND ACCEPTED
THIS DAY OF , 200

SIZELER PROPERTY INVESTORS, INC.

By
Name:
Title:

2

EXHIBIT A

Information Regarding The Director Nominees

Michael L. Ashner, Age 52

Business Address

c/o First Union Real Estate Equity and Mortgage Investments

Two Jericho Plaza

Wing A, Suite 111

Jericho, New York  11753

Home Address

2 Bridle Court

Oyster Bay Cove, New York 11771

Business Experience  (1)

Chairman and Chief Executive Officer, January 2004 – Present

First Union Real Estate Equity and Mortgage Investments

(real estate investment trust)

Chief Executive Officer, January 1996 – Present

Winthrop Financial Associates, A Limited Partnership

(real estate management and investment company)

Director and Chief Executive Officer, November 1997 – Present

The Newkirk Master Limited Partnership

(real estate management and investment company)

President, 1981 – Present

Exeter Capital Corporation

(organized and administered real estate limited partnerships)

Corporate Directorships of Public Companies

NBTY, Inc.

GB Holdings, Inc.

Atlantic Entertainment Holdings, Inc.

First Union Real Estate Equity and Mortgage Investments

(1)  No corporation or organization referred to below is a parent, subsidiary or other affiliate of the Company.

Peter Braverman, Age 52

Business Address

c/o First Union Real Estate Equity and Mortgage Investments

Two Jericho Plaza

Wing A, Suite 111

Jericho, New York  11753

Home Address

141 Wooster Street

Apt. 5C & D

New York, New York 10012

Business Experience  (1)

President, August 2004 – Present

Executive Vice President, January 2004 – August 2004

First Union Real Estate Equity and Mortgage Investments

(real estate investment trust)

Executive Vice President, January 1996 – Present

Winthrop Financial Associates, A Limited Partnership

(real estate management and investment company)

Executive Vice President, November 1997 – Present

The Newkirk Master Limited Partnership

(real estate management and investment company)

Corporate Directorships of Public Companies

First Union Real Estate Equity and Mortgage Investments

(1)  No corporation or organization referred to below is a parent subsidiary or other affiliate of the Company.

Steven Zalkind, Age 63

Business Address

Resource Investments Limited, L.L.C.

4300 Haddonfield Road

Suite 314

Pennsauken, New Jersey 08109

Home Address

Home Address:

641 Boca Bay Drive

PO Box 755

Boca Grande, Florida  33921

Business Experience (1)

Principal – 1975-Present

Resources Investments Limited, L.L.C.

(real estate management and investment company)

Corporate Directorships of Public Companies

None

(1)  No Corporation or entity referred to below is a parent subsidiary or other affiliate of the Company.

Information With Respect To the Proponent, Nominees and Other Participants

Information is being given herein for the Proponent, the Nominees, and such other employees, officers and associates of such individuals and entities, as may be deemed participants under federal security laws (collectively, the “Participants”).

Beneficial Ownership of Common Stock

The information with respect to the Participants sets forth as of December 21, 2004, based on information provided by such persons, the number of shares of the Company’s Common Stock, par value $.0001 per share (the “Shares”), which are held of record, beneficially owned or represented by proxy by the Participants or by any other stockholders of the Company known by such Participant to be supporting such nominee(s) on December 21, 2004 (the percentage of shares owned being based upon 13,236,089 shares outstanding on November 9, 2004, as set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004).

Name and, if applicable, Address as it Appears on the Stock Transfer Books of the Company	Amount and Nature of Beneficial Ownership	Percent of Class

First Union Real Estate Equity and Mortgage Investments 7 Bulfinch Place Suite 500 Boston, MA 02114	1,119,600	8.46%
Michael L. Ashner(2)(3)	1,119,600	8.46%
Peter Braverman(2)(3)	1,119,600	8.46%
Steven Zalkind(4)	—	—

(1)   1,000 shares are held of record by First Union Real Estate Equity and Mortgage Investments with the balance owned beneficially in “street name” by CEDE & Co.

(2)   Michael L. Ashner and Peter Braverman are executive officers of First Union Real Estate Equity and Mortgage Investments and therefore may be deemed to beneficially own all of the shares held by First Union Real Estate Equity and Mortgage Investments in the Company.

(3)   The business address for each of Michael L. Ashner and Peter Braverman is 2 Jericho Plaza, Wing A, Suite 111, Jericho, New York 11753.

(4)   The business address for Steven Zalkind is Resource Investments Limited, L.L.C., 4300 Haddonfield Road, Suite 314, Pennsauken, New Jersey 08109

Certain Proceedings

                None of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.  No Participant owns any shares of common stock of record but not beneficially.  No Participant owns any securities of any subsidiary of the Company.

                During the past two years, none of the Participants has borrowed or otherwise obtained funds for the purpose of acquiring or holding any securities of the Company.

                During the past two years, the Participants listed above did not effect any sales of the Company’s common stock and effected the following purchases of the Company’s common stock, all of which were effected by the Proponent:

Date	Amount	Price per Share

August 17, 2004	70,000	$7.70
August 18, 2004	600	$7.83
August 19, 2004	29,300	$7.91
August 23, 2004	17,200	$8.06
August 24, 2004	32,200	$8.26
August 25, 2004	63,500	$8.28
August 30, 2004	13,700	$8.49
August 31, 2004	37,500	$8.56
September 1, 2004	176,600	$8.56
September 1, 2004	20,400	$8.61
September 2, 2004	47,300	$8.61
September 7, 2004	161,700	$8.66
October 4, 2004	2,000	$9.02
October 6, 2004	28,100	$9.16
October 7, 2004	30,000	$9.29
October 8, 2004	19,100	$9.19
October 12, 2004	25,000	$9.21
October 14, 2004	3,000	$9.01
October 19, 2004	100	$9.15
October 20, 2004	10,900	$9.11
November 5, 2004	14,000	$9.59
November 10, 2004	44,500	$9.61
November 11, 2004	46,000	$9.61
November 12, 2004	60,500	$9.65
November 15, 2004	66,400	$9.71
December 2, 2004	100,000	$10.00

Other than as discussed above, no Participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company.

No securities are owned by “associates” of any of the Participants as such term is used under Regulation 14A.

None of the Participants or any of such Participant’s associates has any arrangement or understanding with respect to any future employment by the Company or any future transactions to which the Company will or may be a party, nor any material interest, direct or indirect, in any transaction which has occurred since December 31, 2003 or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party and in which the amount involved exceeds $60,000.

CONSENT

I, Michael L. Ashner, hereby consent (i) to serve as a director of Sizeler Property Investors, Inc. (the “Company”) if elected at the 2005 Annual Meeting of the Company, and (ii) to be named in any proxy statement to be filed in conjunction with my nomination to the Board of Directors of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered on this 17th day of December, 2004.

/s/ Michael L. Ashner
Michael L. Ashner

CONSENT

I, Peter Braverman, hereby consent (i) to serve as a director of Sizeler Property Investors, Inc. (the “Company”) if elected at the 2005 Annual Meeting of the Company, and (ii) to be named in any proxy statement to be filed in conjunction with my nomination to the Board of Directors of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered on this 17th day of December, 2004.

/s/ Peter Braverman
Peter Braverman

CONSENT

I, Steven Zalkind, hereby consent (i) to serve as a director of Sizeler Property Investors, Inc. (the “Company”) if elected at the 2005 Annual Meeting of the Company, and (ii) to be named in any proxy statement to be filed in conjunction with my nomination to the Board of Directors of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered on this 17th day of December, 2004.

/s/ Steven Zalkind
Steven Zalkind